Exhibit 10.1

LANDLORD CONSENT

SUBLEASE AGREEMENT

16803 DALLAS PARKWAY

This Landlord Consent (“Consent”) executed the 30th day of June, 2020 and dated effective as of the 1st day of July, 2020 (the “Effective Date”) is entered into by and among Longfellow Energy LP, a Texas limited partnership (“Landlord”) and TransAtlantic Petroleum (USA) Corp., previously a Colorado company, now a Delaware company (“Tenant”).  For valuable consideration, the receipt and sufficiency of which is acknowledged, Landlord and Tenant agree to the following terms and conditions herein.

RECITALS

WHEREAS, Tenant is the tenant under that certain Sublease Agreement executed on August 7, 2018 with an Effective Date of June 14, 2018 (“Sublease”), under which Landlord leased to Tenant commercial office space (“Premises”) as set out in the Sublease;

WHEREAS, The Sublease is set to terminate on June 30, 2020;

WHEREAS, Tenant desires to continue subleasing the Premises under the same terms and conditions set out in the Sublease on a month-to-month tenancy; and

WHEREAS, Paragraph 19 of the Sublease requires Landlord’s consent for the Sublease to be a month-to-month tenancy.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1.	General Terms. All capitalized terms used in this Consent shall have the same meanings as set forth in the Sublease, unless otherwise provided below:

a.	“Effective Date” shall mean July 1, 2020.

b.	“Term” shall mean: The Sublease shall be month-to-month commencing on the Effective Date and shall be terminable by either party on 30 days’ written notice.

2.

Landlord’s Consent.  As of the Effective Date herein, Landlord consents to the Sublease continuing on a month-to-month basis with the rights of each Tenant and Landlord to terminate the Sublease upon 30 days’ written notice.

3.

Other Agreements.  Other than the Sublease, and this Consent, there are no other agreements or understandings, whether written or oral, between Tenant and Landlord.  This Consent shall not be amended orally, but only by an agreement in writing signed by all parties to this Consent.

4.	Binding Effect. This Consent shall be binding on and inure to the benefit of the parties to this Consent and their successors and permitted assigns.

SIGNATURE PAGE

LANDLORD CONSENT

SUBLEASE AGREEMENT

16803 DALLAS PARKWAY

LANDLORD: Longfellow Energy, LP, a Texas limited partnership By Deut 8, LLC, its General Partner

By:	/s/ N. Malone Mitchell 3rd
N. Malone Mitchell 3rd, Manager

TENANT: TransAtlantic Petroleum (USA) Corp. a Delaware company

By:	/s/ Tabitha T. Bailey
Tabitha T. Bailey, Vice President, General Counsel, Corporate Secretary

Landlord Consent - Sublease (LFE-TAT) – Page 2 of 2